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                                                                    EXHIBIT 23.1



                             [PNC CPAs LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our Auditors' Report for United States Telecommunications, Inc. dated July 24, 2000, except for Note E as to which the date is November 30, 2000; and our Auditors' Report for Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. dated July 24, 2000, except for Note D as to which the date is November 30, 2000, in Amendment No. 2 to Form S-4 to be filed by United States Telecommunications, Inc. accompanying the financial statements of United States Telecommunications, Inc. as of December 31, 1999 and 1998, and Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. as of September 30, 1998 and December 31, 1997, and the results of their operations and cash flows for the years and period then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Pender Newkirk & Company
Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
December 15, 2000